Exhibit 5.1

October 2, 2018

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[London Office]

British American Tobacco p.l.c.

B.A.T Capital Corporation

$2,250,000,000 2.297% Notes due 2020

$2,250,000,000 2.764% Notes due 2022

$2,500,000,000 3.222% Notes due 2024

$3,500,000,000 3.557% Notes due 2027

$2,500,000,000 4.390% Notes due 2037

$2,500,000,000 4.540% Notes due 2047

$1,000,000,000 Floating Rate Notes due 2020

$750,000,000 Floating Rate Notes due 2022

Form F-4 Registration Statement

Ladies and Gentlemen:

We have acted as U.S. counsel to B.A.T Capital Corporation, a Delaware corporation (the “Issuer”), and each of the guarantors listed on Annex A to this opinion (the “Guarantors”), in connection with the filing by the Issuer and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance and offer to exchange (1) new 2.297% Notes due 2020 (the “2.297% Exchange Notes”), to be registered under the Act, for any of the Issuer’s unregistered outstanding 2.297% Notes due 2020 (the “Unregistered 2.297% Notes”); (2) new 2.764% Notes due 2022 (the “2.764% Exchange Notes”), to be registered under the Act, for any of the Issuer’s unregistered outstanding 2.764% Notes due 2022 (the “Unregistered 2.764% Notes”); (3) new 3.222% Notes due 2024 (the “3.222% Exchange Notes”), to be registered under the Act, for any of the Issuer’s unregistered outstanding 3.222% Notes due 2024 (the “Unregistered 3.222% Notes”); (4) new 3.557% Notes due 2027 (the “3.557% Exchange Notes”), to be registered under the Act, for any of the Issuer’s unregistered outstanding 3.557% Notes due 2027 (the “Unregistered 3.557% Notes”); (5) new 4.390% Notes due 2037 (the “4.390% Exchange Notes”), to be registered under the Act, for any of the Issuer’s unregistered outstanding 4.390% Notes due 2037 (the “Unregistered 4.390% Notes”); (6) new 4.540% Notes due 2047 (the “4.540% Exchange Notes”), to be registered under the Act, for any of the Issuer’s unregistered outstanding 4.540% Notes due 2047 (the “Unregistered 4.540% Notes”); (7) new Floating Rate Notes due 2020 (the “2020 Floating Rate Exchange Notes”), to be registered under the Act, for any of the Issuer’s unregistered outstanding Floating Rate Notes due 2020 (the “Unregistered 2020 Floating Rate Notes”); and (8)

new Floating Rate Notes due 2022 (the “2022 Floating Rate Exchange Notes” and, together with the 2.297% Exchange Notes, the 2.764% Exchange Notes, the 3.222% Exchange Notes, the 3.557% Exchange Notes, the 4.390% Exchange Notes, the 4.540% Exchange Notes and the 2020 Floating Rate Exchange Notes, the “Exchange Notes”), to be registered under the Act, for any of the Issuer’s unregistered outstanding Floating Rate Notes due 2022 (the “Unregistered 2022 Floating Rate Notes” and, together with the Unregistered 2.297% Notes, the Unregistered 2.764% Notes, the Unregistered 3.222% Notes, the Unregistered 3.557% Notes, the Unregistered 4.390% Notes, the Unregistered 4.540% Notes, and the Unregistered 2020 Floating Rate Notes, the “Unregistered Notes”).

The Exchange Notes are to be issued pursuant to an indenture dated as of August 15, 2017 (as supplemented by the supplemental indenture no. 1, dated as of September 28, 2018, the “Indenture”) among the Issuer, the Guarantors, Wilmington Trust, National Association, as trustee (the “Trustee”) and Citibank, N.A., London Branch as authentication agent, paying agent, registrar, transfer agent and calculation agent (the “Authentication Agent”). The Exchange Notes are to be guaranteed (the “Guarantees”) on a senior unsecured basis by the Guarantors on the terms and subject to the conditions set forth in the Indenture.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of the Issuer, as adopted on September 8, 2008; (b) the Amended and Restated By-laws of the Issuer, as adopted on July 27, 2007; (c) resolutions adopted by Board of Directors of the Issuer on July 20, 2017 and July 25, 2018; and (d) the Indenture (including the Guarantees therein) and the forms of Exchange Notes included therein. We have relied, with respect to certain factual matters, on representations and warranties of directors and officers of the Issuer.

In expressing the opinions set forth herein, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We have also assumed, with your consent, that the choice of New York law contained in the Indenture is legal and valid under the laws of England and Wales, the Netherlands and North Carolina and that insofar as any obligation under the Indenture is to be performed in, or by a party organized under the laws of, any jurisdiction outside the State of New York or the State of Delaware, its performance will not be illegal or ineffective in any such jurisdiction by virtue of the law of that jurisdiction. We have also assumed, with your consent, that the Indenture (including the Guarantees therein) has been duly authorized, executed and delivered by the Trustee and the Guarantors and that the form of the Exchange Notes will conform to that included in the Indenture.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. The Exchange Notes have been duly authorized by the Issuer and, when executed and authenticated (including the due authentication of the Exchange Notes by the Authentication Agent) in accordance with the provisions of the Indenture and issued and delivered in exchange for the applicable Unregistered Notes, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

2. The Indenture (including the Guarantees therein) has been duly authorized, executed and delivered by the Issuer and, assuming that the Indenture (including the Guarantees therein) has been duly authorized, executed and delivered by the Guarantors and the Trustee, when the Exchange Notes are executed and authenticated (including the due authentication of the Exchange Notes by the Authentication Agent) in accordance with the provisions of the Indenture and issued and delivered in exchange for the applicable Unregistered Notes, each Guarantee will constitute the legal, valid and binding obligation of the applicable Guarantor, enforceable against such Guarantor in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware. In particular, we do not purport to pass on any matter governed by the laws of England and Wales, the Netherlands or the State of North Carolina.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

British American Tobacco p.l.c.

Globe House

4 Temple Place

London WC2R 2PG

United Kingdom

B.A.T Capital Corporation

103 Foulk Road, Suite 120

Wilmington, Delaware 19803

United States

ANNEX A

Guarantors

British American Tobacco p.l.c.

B.A.T. International Finance p.l.c.

British American Tobacco Holdings (The Netherlands) B.V.

B.A.T. Netherlands Finance B.V.

Reynolds American Inc.